SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2004

GENUINE PARTS COMPANY

(Exact Name of Registrant as Specified in Charter)

Georgia	001-05690	58-0254510

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2999 Circle 75 Parkway, Atlanta, GA 30339

(Addresses of Principal Executive Offices, including Zip Code)

(770) 953-1700

(Registrant’s Telephone Number, including Area Code)

SIGNATURE
INDEX TO EXHIBITS
EX-99.1 PRESS RELEASE DATED AUGUST 16, 2004

Item 5. Other Events and Regulation FD Disclosure.

     The Board of Directors of Genuine Parts Company declared a regular quarterly cash dividend of 30 cents per share on the Company’s common stock.

     The dividend is payable October 1, 2004 to shareholders of record September 10, 2004.

     In addition, the Company announced the following officer change: Thomas C. Gallagher elected as President and Chief Executive Officer.

     Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the press release of Genuine Parts Company, dated August 16, 2004, reporting Genuine Parts Company dividend payable October 1, 2004 and officer change.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENUINE PARTS COMPANY

	By:	/s/	Jerry W. Nix

		Name:	Jerry W. Nix
		Title:	Executive Vice President – Finance (Principal Financial Officer)
Date: August 16, 2004

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release, dated August 16, 2004.